Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 13, 2024, with respect to the financial statements and financial highlights of the International Developed Markets Equity Portfolio (a portfolio of Harding, Loevner Funds, Inc.), incorporated herein by reference. We also consent to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

New York, New York

June 12, 2026